Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For immediate release: January 3, 2023	Contact: Jack Isselmann, Media Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier acquires 100% interest in GBX Leasing joint venture

Acquires interest of The Longwood Group in portfolio of leased railcars

Stable lease fleet cash flows balance exposure to fluctuations in new railcar market

Lake Oswego, Oregon, January 3, 2023 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced it acquired a 100% interest in GBX Leasing (“GBXL”), its railcar leasing joint venture with The Longwood Group (“Longwood”). This furthers Greenbrier’s strategy to grow its lease fleet and expand its services offering.

Greenbrier acquired Longwood’s minority interest in GBXL’s portfolio of leased railcars, manufactured primarily by Greenbrier. GBXL now operates as a wholly-owned subsidiary of Greenbrier. Since its inception in early 2021, GBXL has delivered stable and tax-advantaged cash flows designed in part to complement the more cyclical revenues derived from Greenbrier’s new railcar manufacturing. In turn, GBXL’s leased railcar portfolio led to its first-ever issuance of railcar asset-backed securities (“ABS”) in February 2022. Driven by high investor interest, the ABS notes were fully subscribed at issuance at a blended interest rate of 2.9%.

Greenbrier CEO and President Lorie Tekorius stated, “Greenbrier has enjoyed a productive and beneficial relationship with Longwood in the development of our leasing business. I would like to thank Longwood and its CEO, D. Stephen Menzies, for offering strategic investment guidance and market assistance during GBXL’s nearly two years of operations. The formation of GBXL has plainly and demonstrably expanded Greenbrier’s value proposition for its customers and shareholders.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier manages 408,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of approximately 12,200 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Acquires 100% Interest in GBX Leasing (Cont.)	Page 2

About Longwood

The Longwood Group is a Chicago based advisory and asset management firm formed in 2018 to provide services to institutional investors and financial sponsors seeking to make investment in leased transportation equipment. Longwood uses its extensive market knowledge, industry relationships and financing expertise to identify attractive proprietary investment opportunities. www.longwoodgrp.com

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “are” “believe”, “create”, “further”, “is”, “leading”, “now”, “” and similar expressions to identify forward-looking statements. Forward-looking statements include statements about the future operations of GBX Leasing, the growth of the GBX Leasing railcar and lease portfolio, the viability of future asset backed securities offerings, future cash flows, and Greenbrier’s future operating plans, among other statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events, and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages).

Information on risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filing. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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